EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of ZELTIQ Aesthetics, Inc. of our report dated July 13, 2011, except as to Note 17, as to which the date is September 16, 2011, relating to the financial statements of ZELTIQ Aesthetics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

October 7, 2011